FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into this 1st day of April, 2004, by and between NATIONAL VISION, INC., a Georgia corporation (hereinafter referred to as "Borrower") with its chief executive office and principal place of business at 296 Grayson Highway, Lawrenceville, Georgia 30045-5737, and FLEET CAPITAL CORPORATION, a Rhode Island corporation (hereinafter referred to as "Lender") with an office at 300 Galleria Parkway, N.W., Suite 800, Atlanta, Georgia 30339.

Recitals:

Lender and Borrower are parties to a certain Loan and Security Agreement dated May 30, 2001, as amended by that certain First Amendment to Loan and Security Agreement dated as of December 2 1, 2001, but effective as of June 30, 2001, that certain letter agreement dated as of December 28,2002 and that certain Second Amendment to Loan and Security Agreement dated December 19, 2003 (as amended, the "Loan Agreement"), pursuant to which Lender has made certain revolving credit loans and other financial accommodations to Borrower.

The parties desire to amend the Loan Agreement as hereinafter set forth.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.         Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

2.         Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

 (a)        By deleting Section 6.6 of the Loan Agreement and by substituting in lieu thereof the following:

6.6        Lien Perfection; Further Assurances. Promptly after Lender's request therefor, Borrower shall execute or cause to be executed and deliver to Lender such instruments (including the Eyecare Professional Notes), assignments, title certificates or other documents as are necessary under the UCC or other Applicable Law (including any motor vehicle certificate of title act) to perfect (or continue the perfection of) Lender's Lien upon the Collateral and shall take such other action as may be requested by Lender to give effect to or carry out the intent and purposes of this Agreement. Unless prohibited by Applicable Law, Borrower hereby authorizes Lender to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. Unless prohibited by Applicable Law, Borrower hereby irrevocably authorizes Lender to execute and file in any jurisdiction any financing statements or amendments thereto on Borrower's behalf, including, without limitation, financing statements that indicate the Collateral (i) as all assets or all personal property of Borrower or words of similar effect, or (ii) as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in this Section 6. Borrower also hereby ratifies its authorization for Lender to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof.

(b)        By deleting clause (ii) of Section 9.2.2 of the Loan Agreement and by substituting in lieu thereof the following:

(ii)        (a) to independent eyecare professionals located in Host Locations occupied under the Fred Meyer Agreement in the Ordinary Course of Business, which loans or other advances are in the amount of the services rendered by such professionals to Borrower's customers and are repaid by such professionals to Borrower as the result of the collection by Borrower of such sums from such customers (or Third Party Payors) on behalf of such professionals; or (b) to independent eyecare professionals located in Host Locations in an aggregate amount not exceeding $540,000, which loans are made to facilitate such professionals' purchase of Software or hardware for the processing of managed care billings and are evidenced by Eyecare Professional Notes, provided that, no Default or Event of Default exists at the time of, or immediately after, the making of each such loan or other advance; and

(c)        By deleting Section 9.2.14 of the Loan Agreement and by substituting in lieu thereof the following:

     9.2.14        Leases. Become a lessee under any operating lease (other than a lease under which Borrower or any of the Subsidiaries is lessor or the Host Licensor Agreements) of Property if the aggregate Rentals payable during any current or future period of 12 consecutive months under the lease in question and all other leases under which Borrower or any of the Subsidiaries is then lessee would exceed $800,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

(d)        By adding the following definition of "Eyecare Professional Note" to Appendix A to the Loan Agreement in proper alphabetical sequence which reads as follows:

Eyecare Professional Note -a promissory note made to the order of Borrower by an independent eyecare professional located in a Host Location, which evidences the amount of any loan or other advance made by Borrower to such professional and which provides that the principal amount of such loan or advance shall be paid in full within five (5) months after the date such loan or advance is made.

(e)        By deleting the definition of "Host Licensor Agreements" in Appendix A to the Loan Agreement and by substituting in lieu thereof the following:

Host Licensor Agreements - the Wal-Mart Agreement, the Fred Meyer Agreement, the Military Agreements, and any other like agreement entered into by Borrower or any Subsidiary, on the one hand, and any Person, on the other hand, pursuant to which Borrower or the Subsidiary is licensed or otherwise permitted to occupy and operate, within the retail space of such Person, (i) a retail vision center, (ii) an optometric clinic, or (iii) an outlet engaged in the retail sale of home medical equipment and related goods and services.

3.        Consents.  Lender hereby consents to (a) Borrower's formation of a new Subsidiary, Independent Living Company, LLC, a Georgia limited liability company (the "New Subsidiary") for the purpose of operating not in excess of five home healthcare equipment stores within the retail stores of Wal-Mart and Lender further consents to Borrower's investment ofnot more than $500,000 in the New Subsidiary; provided that (i) the New Subsidiary is not a Managed Care Subsidiary, (ii) the New Subsidiary is formed no later than June 30,2004, (iii) no Default or Event of Default exists at the time of, or immediately after, the formation of the New Subsidiary, and (iv) the Equity Interests of Borrower in the New Subsidiary are pledged to Lender as security for the Obligations pursuant to a Pledge Agreement and the certificates evidencing such Equity Interests are delivered to Lender along with Irrevocable Powers and Assignments; (b) Borrower's payment of an amount, not to exceed $25,000 in the aggregate, to three former officers of Borrower in connection with the termination of such officers' employment with Borrower and the redemption of such officers' Equity Interests in Borrower; and (c) the dissolution of Midwest and Vista Optical Express, Inc., a Georgia corporation. Borrower agrees to deliver to Lender such information and documents as Lender may request from time to time relating to the New Subsidiary.

4.        Ratification and Reaffirmation. Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents, and all of Borrower's covenants, duties, indebtedness and liabilities under the Loan Documents.

5.        Acknowledgments and Stipulations. Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by Borrower are legal, valid and binding obligations of Borrower that are enforceable against Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by Borrower); the security interests and liens granted by Borrower in favor of Lender are duly perfected, first priority security interests and liens.

6.        Representations and Warranties. Borrower represents and warrants to Lender, to induce Lender to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of Borrower and this Amendment has been duly executed and delivered by Borrower; and all of the representations and warranties made by Borrower in the Loan Agreement are true and correct on and as of the date hereof.

7.        Reference to Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

8.        Breach of Amendment. This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

9.        Conditions Precedent. The effectiveness of the amendments contained in Section 2 hereof are subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Lender, unless satisfaction thereof is specifically waived in writing by Lender:

(a)        Lender shall have received a duly executed Secretary's Certificate of Board of Directors Resolutions authorizing Borrower to enter into this Amendment; and

(b)        Lender shall have received a duly executed Landlord Waiver from L. Christopher Obenhaus with respect to Borrower's location at 296 Grayson Highway, Lawrenceville, Georgia 30045.

10.        Expenses of Lender. Borrower agrees to pay, on demand, all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

11.        Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Georgia.

12.        Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

13.        No Novation, etc.. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

14.        Counterparts: Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

15.        Further Assurances. Borrower agrees to take such further actions as Lender shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

16.        Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

17.        Release of Claims. To induce Lender to enter into this Amendment, Borrower hereby releases, acquits and forever discharges Lender, and all officers, directors, agents, employees, successors and assigns of Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that Borrower now has or ever had against Lender arising under or in connection with any of the Loan Documents or otherwise. Borrower represents and warrants to Lender that Borrower has not transferred or assigned to any Person any claim that Borrower ever had or claimed to have against Lender.

18.       Waiver of Jurv Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal in and delivered by their respective duly authorized officers on the date first written above.

ATTEST: /s/ Mitchell Goodman Secretary	NATIONAL VISION, INC. ("Borrower") By: /s/ Paul A.Criscillis, Jr. Title: Sr. V.P. & CFO

[CORPORATE SEAL]
FLEET CAPITAL CORPORATION ("Lender ") By: /s/ Title: SVP

[Consent and Reaffirmation on following page]

CONSENT AND REAFFIRMATION

Each of the undersigned guarantors of the Obligations of Borrower at any time owing to Lender hereby: (i) acknowledges receipt of a copy of the foregoing Fourth Amendment to Loan and Security Agreement; (ii) consents to Borrower's execution and delivery thereof and of the other documents, instruments or agreements Borrower agrees to execute and deliver pursuant thereto; (iii) agrees to be bound thereby; and (iv) affirms that nothing contained therein shall modify in any respect whatsoever its respective guaranty of the Obligations and reaffirms that such guaranty is and shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Consent and Reaffirmation, as of the date of such Fourth Amendment to Loan and Security Agreement.

INTERNATIONAL VISION ASSOCIATES, By: /s/ Mitchell Goodman Title: VP

NVAL HEALTHCARE SYSTEMS, INC. By: /s/ Mitchell Goodman Title: VP

VISION ADMINISTRATORS, INC. By: /s/ Mitchell Goodman Title: VP

[Signatures continued on next page]

ALEXIS HOLDING COMPANY By: /s/ Mitchell Goodman Title: VP

VISTA EYECARE NETWORK, LLC By: /s/ Mitchell Goodman Title: VP

NATIONAL VISION, INC.
SECRETARY'S CERTIFICATE
OF
BOARD OF DIRECTORS RESOLUTIONS

I, Mitchell Goodman, DO HEREBY CERTIFY, that I am the Senior Vice President, General Counsel and Secretary of NATIONAL VISION, INC. (the "Corporation"), a corporation duly organized and existing under and by virtue of the laws of the State of Georgia and am keeper of the records and seal thereof; that the following is a true, correct and compared copy of the resolutions duly adopted by the unanimous consent of all members of the Board of Directors of said Corporation effective as of March 26,2004; and that said resolutions are still in full force and effect:

RESOLVED, that the Chairman of the Board, President, any Vice President, or any other officer or board member of this Corporation (or the designee of any of them), each be, and each hereby is, authorized and empowered (either alone or in conjunction with any one or more of the other officers of the Corporation) to take, from time to time, all or any part of the following actions on or in behalf of the Corporation: (i) to make, execute and deliver to FLEET CAPITAL CORPORATION ("Lender") (1) a Fourth Amendment to Loan and Security Agreement (the "Amendment") providing for the amendment of certain terms of that certain Loan and Security Agreement dated May 30,2001, between the Corporation and Lender (as at any time amended, the "Loan Agreement"), and (2) all other agreements, documents and instruments contemplated by or referred to in the Amendment or executed by the Corporation in connection therewith; said Amendment and other agreements, documents and instruments to be substantially in the form presented by Lender with such additional, modified or revised terms as may be acceptable to any officer or director of the Corporation, as conclusively evidenced by his or her execution thereof; and (ii) to carry out, modify, amend or terminate any arrangements or agreements at any time existing between the Corporation and Lender.

RESOLVED, that any arrangements, agreements, security agreements, or other instruments or documents referred to or executed pursuant to the Amendment by the Senior Vice President, Chief Financial Officer, any other officer or director of the Corporation, or by an employee of the Corporation acting pursuant to delegation of authority, may be attested by such person and may contain such terms and provisions as such person shall, in his or her sole discretion, determine.

RESOLVED, that the Loan Agreement and each amendment to the Loan Agreement heretofore executed by any officer or director of the Corporation and any actions taken under the Loan Agreement as thereby amended are hereby ratified and approved.

 I DO FURTHER CERTIFY that Paul A. Criscillis, Jr. is the Senior Vice President and Chief Financial Officer of the Corporation and is duly elected, qualified and acting as such.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Seal of the Corporation, this 1 st day of April, 2004.

/s/ Mitchell Goodman Mitchell Goodman, Senior Vice President, General Counsel and Secretary
[CORPORATE SEAL]

I, Paul A. Criscillis, Jr., Senior Vice President and Chief Financial Officer of said Corporation, do hereby certify that the foregoing is a correct copy of the resolutions passed by the Board of Directors of the Corporation and that Mitchell Goodman is Senior Vice President, General Counsel and Secretary of the Corporation and is duly authorized to attest to the passage of said resolutions.

/s/ Paul A. Criscillis, Jr. Paul A. Criscillis, Jr., Senior Vice President and Chief Financial Officer